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                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into this 31st day of August, 1996, by and between VDI Media, a California corporation ("VDI"), and Eric Bershon ("Employee").

     Whereas, VDI desires to assure that VDI retains the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of VDI are valuable to VDI;

     Now, therefore, VDI and Employee agree as follows:

     1.   POSITIONS AND DUTIES.

          1.1 VDI hereby employs Employee as Vice President and General Manager of Broadcast One of VDI during the term of this Agreement, with powers and duties consistent with such position. Employee shall report to the Board of Directors of VDI and to the Chief Executive Officer, or its designee, of VDI. Employee shall, during the term of this Agreement, perform such additional or different duties, and accept the election or appointment to such other offices or positions, as may mutually be agreeable to Employee and VDI.

          1.2 Employee shall devote his full working time to the promotion of the VDI's business and welfare, and use his best efforts to promote the VDI's products and services. During the term of his employment with VDI, Employee will not accept employment or engage in any manner, directly or indirectly, in any other business. Employee shall perform such duties and responsibilities incidental to his employment as may from time to time be requested by VDI and shall faithfully observe the VDI's policies and procedures.

     2.   COMPENSATION AND BENEFITS.

          2.1 GENERALLY; BASE SALARY. Beginning on the date of this Agreement, during the term of employment, for the services to be rendered by Employee hereunder, Employee shall receive the following compensation and benefits, payable as earned, in the intervals indicated, and prorated for any partial year:


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               (a)  An annual salary (the "Base Salary"), at the rate of One
Hundred Twenty Thousand dollars ($120,000) payable from the period commencing as of the date of commencement of the Term and increasing therefrom at the rate of two and one-half percent (2.5%) per annum on each January 1st thereafter. The Base Salary shall be payable no less frequently than monthly. VDI may deduct from each installment of the Base Salary an amount sufficient to cover applicable federal, state and/or local income tax withholdings, old age and survivors and other social security payments, state disability insurance premiums and any other amounts which VDI is required to withhold by applicable law;

               (b) stock option grant as of or prior to the commencement of the Term of Five Thousand shares (the "Option Shares") of VDI common stock, pursuant to VDI's 1996 Stock Incentive Plan, and such recurring stock option grants as awarded and approved by VDI's Board of Directors at its sole discretion;

               (c) reimbursement to Employee for all reasonable costs and expenses he incurs in connection with the performance of his duties and obligations under this Agreement, and which are consistent with the policies of VDI for executive officers.

               (d) the annual bonus payments described below to the extent VDI's Broadcast One division ("Broadcast One") achieves its sales projections ("Projected Sales") and maintains at least the minimum gross margin percentages ("Projected Gross Margin") ratified by the Board of Directors of VDI at the beginning of each year, and calculated according to generally accepted accounting principles ("GAAP"). If Broadcast One attains the Projected Sales and meets or exceeds the Projected Gross Margin, Employee shall receive a bonus payment of $40,000. If Broadcast One's sales are less than 80% of the Projected Sales or if gross margins do not meet or exceed the Projected Gross Margin, Employee shall not receive a bonus in respect of such year. If Broadcast One's sales equal 133% or more of the Projected Sales and if gross margins meet or exceed Projected Gross Margin, Employee shall receive an additional bonus of $40,000. To the extent Broadcast One's sales, with gross margins which meet or exceed Projected Gross Margin, equal between 80% and 133% of the Projected Sales, Employee shall be entitled to receive a pro rated payment in accordance with the range set forth above. The maximum total for bonus payments pursuant to this paragraph shall be $80,000.


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     3.   TERM.  The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate upon the first to occur of the following events:

          3.1  August __, 1998;

          3.2  The death or permanent disability of Employee as defined in
Section 5.1(a) herein;

          3.3 The discharge of Employee for cause or special cause as defined in Section 5.2(a) or 5.3 herein.

     4. COVENANT NOT TO SOLICIT OR HIRE EMPLOYEES OR CUSTOMERS. Until August __, 1998, Employee shall not, directly or indirectly, solicit or induce any of VDI's employees to terminate their employment with VDI, hire or cause any of the then current employees of VDI to be hired by any other company, or solicit or assist in soliciting any business from any of the then current customers or prospective customers of VDI on behalf of Employee or any other company.

     5.   TERMINATION.

          5.1 TERMINATION DUE TO DISABILITY, ETC. VDI may, by written notice to Employee, terminate his employment under the Agreement as of the date of that notice if Employee shall fail or be unable to perform his duties as the result of any physical or mental disability for 180 consecutive days or during any 210 days in any 240-day period (a "Permanent Disability"); Employees's employment under this Agreement shall terminate automatically upon Employee's death or adjudication of incompetency.

          5.2  TERMINATION FOR CAUSE.  By complying with the provisions of
Section 5.2(b) hereof, VDI may terminate Employee's employment under this Agreement for "Cause."

               (a) For purposes of this agreement, "Cause" shall mean: (i) conviction or judgment by a court of competent jurisdiction or the pleading of guilty or no contest to any felony or misdemeanor or civil cause of action involving dishonesty, including, without limitation, fraud or embezzlement, (ii) gross negligence or willful failure of Employee to perform his duties hereunder, or (iii) any breach by Employee of his covenants or obligations under this Agreement.


                                        3


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               (b)  If any one or more of the events enumerated under (a) above shall occur, VDI shall provide written notice (the "Warning Notice") to Employee of its intention to terminate this Agreement for Cause, the basis of such Cause, and the steps which VDI believes should be taken by the Employee to correct and cure the same. Unless Employee, within 30 days following receipt of the Warning Notice, substantially corrects and cures all matters delineated in the Warning Notice to VDI's reasonable satisfaction or if the matters set forth in the Warning Notice are not reasonably susceptible of being so cured or corrected within such 30-day period, VDI may terminate this Agreement so that VDI shall have no further obligation to Employee except as set forth in Section 5.4 herein, by delivering a notice of termination to Employee, which notice of termination shall be effective as of the date of delivery of such notice; PROVIDED HOWEVER, that Employee shall not be entitled to any notice or opportunity to cure a termination arising within reasonable expectation as a result of the "Cause" set forth in Section 5.2(a)(i) hereof.

          5.3 TERMINATION FOR SPECIAL CAUSE. VDI may, at its option, terminate Employee's employment under the Agreement for "Special Cause."

               (a) For purposes of this Agreement, "Special Cause" shall mean a failure by Broadcast One to achieve at least 80% of the Projected Sales or a failure to meet or exceed the Projected Gross Margin established for a particular year at the end of such year.

               (b) Upon a determination by VDI that Special Cause has occurred, Employee may thereafter be terminated for Special Cause, provided, however, that VDI may continue his employment despite his failure to achieve the Projected Sales and/or Projected Gross Margin objectives outlined above.

          5.4  PAYMENTS UPON TERMINATION.

               (a) In the event Employee is terminated for any reason whatsoever, VDI shall pay to Employee all accrued and unpaid Base Salary, all accrued and unpaid vacation and other accrued and unpaid benefits set forth herein to the date of termination, reimbursement of expenses prior to the date of termination in accordance with the provisions of this Agreement;


                                        4

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continued insurance benefits under such circumstances and for such periods of time as are mandated by applicable state or federal law; and such other benefits or entitlements that are deemed to be vested pursuant to the provisions of Employee Retirement Income Security Act of 1974, as from time to time amended, and any regulations promulgated pursuant thereto. Such benefits shall be payable in accordance with the provisions therefor in this Agreement, or with regard to benefits for which no provision is made, promptly following termination of employment.

               (b) In the event Employee is terminated by VDI (other than pursuant to Section 5.3) without Cause, then, in addition to the payments due to Employee under Section 5.4(a), and as Employee's sole and exclusive rights and remedies, VDI shall, for the remainder of the Term, be obligated to continue to provide to the Employee his Base Salary in accordance with the terms hereof.

               (c) Employee shall have no duty to seek alternative employment in the event of termination. Notwithstanding the foregoing, VDI and Employee agree that if Employee enters into employment after termination by VDI hereunder without Cause or Special Cause, the total compensation earned by Employee together with any welfare or other benefits earned or received by Employee during any period that Employee continues to receive Base Salary shall be deducted from the amount, if any, which VDI would otherwise be required to pay or provide to Employee during such period hereunder. Employee agrees that he shall give written notice to VDI (promptly after accepting any engagement or employment or furnishing his services after termination of his employment with
VDI) of any amounts earned (or to be earned) by Employee and any benefits provided (or to be provided) to Employee pursuant to his new engagement or employment arrangement.

     6. CONFIDENTIAL INFORMATION. Employee acknowledges that the information, projections, customer lists and all related business affairs of VDI and Broadcast One of which he has knowledge through his employment at VDI, (the "Confidential Information") are the property of VDI. Therefore, Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee's own account any Confidential Information without the prior written consent of the Board,


                                        5

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unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act or unless such information is required to be disclosed in connection with an administrative or judicial proceeding, provided that in such case, Employee agrees to notify VDI of the Confidential Information to be disclosed sufficiently in advance of such disclosure, and agrees, if requested, to use reasonable efforts to cooperate with VDI in seeking a protective order for such information. Employee shall deliver to VDI at the termination of the Term, or at any other time VDI may request, all "documents" and "writings", as defined in the California Evidence Code, and copies thereof, relating to the Confidential Information, work product or the business of VDI which Employee may then possess or have under his control. In the event of the breach or a threatened breach by Employee of any of the provisions of this Section 6, VDI in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). Employee acknowledges and agrees that the covenant under this Section 6 shall apply during the Term and for a period of ten (10) years following the Term regardless of the reason for the termination of Employee's employment.

     7. RIGHT TO INJUNCTION. Employee acknowledges that any remedy at law for a breach by him of the provisions of Sections 4.1 or 6 hereof will be inadequate. Accordingly, in the event of the breach or threatened breach by Employee of Sections 4.1 or 6 hereof, VDI shall be entitled to injunctive relief in addition to any other remedy it may have.

     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements of the parties with respect to the subject matter hereof. This Agreement may not changed or amended except in writing signed by the parties and approved by VDI.

     9. GOVERNING LAW. This Agreement shall be subject to, and be governed by, the laws of the State of California.

     10. ASSIGNMENT. Employee may not assign, transfer or convey this Agreement or any interest therein. This Agreement and all of VDI's rights and obligations hereunder may be assigned


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or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any successor of VDI, but any such assignment shall not relieve VDI of any of its obligations. The term "successor" shall mean only any corporation or other business entity which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets of VDI.

     11. SEVERABILITY. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

     12. WAIVER. Waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     13. COUNTERPARTS. This Agreement shall be executed in a number of identical counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

     14. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and delivered in person or sent by registered or certified Unites States mail, postage and fees prepaid, to the addresses of the parties set forth below, or such other address as shall be furnished by notice hereunder by any such party:

     VDI                      VDI Media
                              6920 Sunset Boulevard
                              Hollywood, CA 90028

with copy to:

     EMPLOYEE:                Eric Bershon
                              __________________
                              ___________________


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No failure or refusal to accept delivery of any envelope containing such notice shall affect the validity of such notice or the giving thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              VDI Media


                         By:  /s/ Illegible
                             -------------------------------
                             Title:  CEO
                                    ------------------------


                          /s/ Eric Bershon
                          ----------------------------------
                          Employee



                                        8
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ERIC BERSHON CONTRACT
EXHIBIT A
SALES PROJECTIONS

YEAR                     1996            1997

SALES*             $6,000,000     $10,280,000

GROSS MARGIN**             43%             45%


 (*) EXCLUDING ALL SALES ACQUIRED THROUGH ACQUISITION OR TRANSFERRED FROM VDI

(**) INCREASES TO 48% in the FOURTH QUARATER OF 1996, AND AS CALCULATED BY, AND CONSISTENTLY APPLIED, ACCORDING TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) AND AS AUDITED BY PRICE WATERHOUSE.


AS APPROVED BY:

/s/ ILLEGIBLE
-------------
ILLEGIBLE
Chairman of the Board of Directors

/s/ ILLEGIBLE
-------------
ILLEGIBLE